UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.

Other Events.

The Company received a letter dated August 18, 2017 from Jeffrey Freedman, Manager of WealthColony Management Group, LLC on behalf of WealthColony SPV II, L.P. (collectively “WealthColony”) in connection with WealthColony’s sixth amendment to its Schedule 13D filed with the Securities and Exchange Commission on August 18, 2017. In the letter, WealthColony purports to (i) have obtained consents totaling approximately 51% of the voting power of Soupman, Inc.’s (the “Company”) outstanding capital stock, (ii) remove the current directors of the Company via written consent, and (iii) elect new directors to the Company’s board of directors via written consent.

On August 21, 2017, the Company sent a letter to WealthColony requesting further evidence of how WealthColony purports to have achieved approximately 51% of the Company’s outstanding capital stock and denying the validity of WealthColony’s actions by written consent for multiple reasons. A copy of the response letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit	Description
99.1	August 21, 2017 Response Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2017	SOUPMAN, INC.

	By:	/s/ Jamieson Karson
Name: Jamieson Karson
Title: CEO

EXHIBIT INDEX

Exhibit	Description
99.1	August 21, 2017 Response Letter